UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

Kore Resources Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-1572317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Ave, South Tower, 8th floor Miami Florida 33131
(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 587-4249

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 18, 2014, Mary Kay Tantum and Level Up Investments LLC entered into an agreement with Young Ju Yi to purchase 60,000,000 shares of our common stock from Young Ju Yi for a total purchase price of $30,000.  Ms. Tantum and Level Up Investments LLC each acquired 30,000,000 shares of our common stock pursuant to this agreement.  This resulted in a change in control of the Corporation.

On June 30, 2014, we entered into a Share Exchange Agreement dated June 19, 2014  (the “Exchange Agreement”) with WeedWeb Inc, a privately held Nevada corporation (“WeedWeb ”) and Weedweb’s controlling stockholder Mary Kay Tantum (“Tantum”). As a result of the transaction (the “Exchange”) we acquired 10,000,000 shares of common stock of WeedWeb and it became our wholly-owned subsidiary. In accordance with the terms of the Exchange Agreement, at the closing an aggregate of 15,000,000 shares of our common stock were issued to Tantum in exchange for her shares of WeedWeb. Each of us, WeedWeb and Tantum  provided customary representations and warranties, pre-closing covenants and closing conditions in the Exchange Agreement.

Following this second transaction, Ms. Tantum and Level Up Investments LLC collectively owned 75,000,000 of our common shares, giving them control of the Company.

Immediately subsequent to the Exchange, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with our former officer and director, Mr. Young Ju Yi. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with our mining business to Mr. Young Ju Yi. As a result of this Agreement, we are no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, as set forth below, we are in the business of information dissemination in the   cannabis manufacturing, distributing and financing processes.

The transaction is being accounted for as a reverse recapitalization.  This means that, while Kore was the acquiring company from a legal perspective, Weedweb will be treated as the acquirer for accounting purposes.

On September 1, 2014 we entered into a Funding Agreement with Craigstone Ltd., pursuant to which Craigstone agreed to purchase up to 2,500,000 shares of our common stock for ten cents ($0.10) per share.  As of the date of this Form 8-K Craigstone has purchased 750,000 shares from the Company for a total purchase price of $75,000.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company completed the acquisition of WeedWeb pursuant to the Exchange Agreement, under the terms of which, the shareholders of WeedWeb  received 15,000,000 shares of the Company’s common stock issued in exchange for 100% of the outstanding capital stock of WeedWeb .

Pre-Exchange stockholders of Weedweb  will be required to exchange their existing stock certificates for the Company’s certificates. The Company’s common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol KORX.

The Exchange and its related transactions were approved by the holders of a requisite number of shares of Kore Resources ’s common stock.

The Exchange is being accounted for as a reverse acquisition and recapitalization. WeedWeb  is the acquirer for accounting purposes and the Company is the issuer. Accordingly, Kore Resourcess historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Exchange. The accumulated deficit of WeedWeb  is carried forward after the acquisition. Operations prior to the Exchange are those of WeedWeb . Earnings per share for the period prior to the Exchange are restated to reflect the equivalent number of shares outstanding.

On the closing of the Exchange, Young Yu Yi submitted his resignation as a member of our Board of Directors. On the same day, our Board of Directors appointed Matthew Killeen and Mary Kathryn Tantum  as members of our Board of Directors. The appointment of Mr. Killeen and Ms. Tantum became effective immediately.

Upon the closing of the Exchange, Mr.  Yi resigned as President, Chief Executive Officer and Chief Financial Officer of the Company. Woo Jong Yoo resigned as our Secretary. Mr. Killeen was appointed as Chief Executive Officer and President, Ms. Tantum was appointed Vice President.

There were 110,000,000 shares of our common stock outstanding prior to this transaction.

Prior to the Exchange, there were no material relationships between us and Kore Resources , or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

The shares issued in the Exchange were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

We believed these exemptions were available because:

*  We are not a blank check company.

* The shares were issued to non-United States persons; or

As to shares issued to United States persons:

•	The issuance was not accompanied by general solicitation or advertising;

•	All certificates had restrictive legends

•	Shares were issued to persons with a pre-existing relationship with Weedweb’s directors or executive officers; and

•	Shares were issued to investors who represented that they were accredited investors.

In connection with the above transaction, although some of the investors may have also been accredited, we made the following available to all investors:

•	Access to all our books and records

•	Access to all material contracts and documents relating to our operations

•
The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the Weedweb shareholders were given access.

We intend to carry on the business of WeedWeb, as our primary line of business.

After the Exchange, we intend to change our name to WeedWeb Inc. Unless the context otherwise requires, hereafter in this Current Report the terms “WeedWeb ,” “the Company,” “we”, “us” or “our” refer to WeedWeb Inc (to be named WeedWeb Inc), after giving effect to the Exchange.

DESCRIPTION OF BUSINESS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, successful capital raises, market growth, services, and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management and field personnel with experience in our industry;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Introduction

Our mission is to be among the first companies with the ability to serve the cannabis market from the digital technology spectrum, strictly with our web page weedweb.com We offer a central location for individuals to search for information regarding the industry;

Accounting Industry	Cultivation Industry	Dispensaries Industry

Educational Industry	Human Resource Industry	Infused Products Industry

Insurance Industry	Legal Industry	Investment Industry

Marketing	Medical Industry	Packaging Industry

Payment Industry	Technology

Competitive Strengths

Our business plan embodies four critical areas of focus that we believe will provide us with competitive advantages in the marketplace:

·	Regulatory Compliance
·	Standard Operating Procedures
·	Steady and Timely Information

WeedWeb, Inc. provides professional web and mobile software to the legal cannabis industry. The company’s flagship application, WeedWeb.com, is the largest online professional network for the legal cannabis industry.  The “LinkedIn for legal weed industry,” WeedWeb’s platform helps legal marijuana business owners connect to ancillary professional service providers and vendors they need to grow and expand their businesses.

With over 1,500 (and growing by hundreds every week) unique company profiles, WeedWeb’s vast directory covers businesses in more than 20 different industry verticals—from accountants, law firms, marketing and IT consultants, to cultivation, processing, packaging, and retail display supply companies.  The WeedWeb professional network provides an online platform for existing businesses to connect with and market their products and services the growing legal marijuana industry.

In addition to adding their business profiles to the site, WeedWeb members can publish their own content and integrate and share their social media feeds as well as add their own products, deals & promotions to the site.  Companies can also post job openings to WeedWeb’s marijuana industry job board, which aggregates marijuana industry job listings from all over the web to a single hub for recruiters & job-seekers.

WeedWeb has a diversified revenue model, which includes advertising, sponsored content licensing and distribution, as well as affiliate product sales.  WeedWeb will license and publish expert industry content on behalf of and in partnership with these companies, and access to these cannabis industry guides will be offered via a members-only knowledgebase on WeedWeb.com

Regulatory Compliance. The cannabis industry is emerging from years of prohibition; laws, policies and regulations are in a state of flux both at the state and federal levels. There are approximately 21 states that have created a legislative body to manage the medical cannabis industry. There are also two states that have allowed recreational use. It is a critical component of our business plan both to ensure that all aspects of our operations are in compliance with all laws, policies and regulations to which we are subject and to provide an opportunity to our customers to use our services to ensure that they, too, are in full compliance.  We work very close with our corporate attorney to ensure we follow all regulations.

Standard Operating Procedures. We have developed, and continue to improve, standard operating procedures for retail operators. These procedures allow our customers to improve their businesses by implementing sound businesses practices and supply chain process improvements, enabling them to ensure that their marketed product is of high quality.

Steady and Timely. We are dedicated to helping our customers ensure a timely and steady supply of information

Commercial Finance. In February 2014, the Treasury Department issued guidelines for financial institutions dealing with marijuana-related businesses, effectively permitting such relationships if the guidelines are followed. Many banks and other financial institutions have still refused to provide financial services to marijuana-related business. We expect to exploit the gap between what is permitted by the guidelines and what traditional financial institutions are willing to do by providing information to commercial lending through our network of clients.  We expect to exploit the gap between what is permitted by the guidelines and what traditional financial institutions are willing to do by providing information to commercial lending through our network of clients who advertise on our platform. We feel we can exploit the lack of information to these businesses by getting companies that can supply services to advertise with us.

Markets

We market our products and services to owners and operators of businesses that operate in the emerging marijuana and hemp market in North America. The U.S. Office of National Drug Control Policy estimates that in 2000, US residents spent $10.5 billion on marijuana. In light of consumers’ increased awareness and concerns regarding their health, medical marijuana is becoming an important component of daily living. We believe that our future growth will come from retailers, wholesalers and collateral industries supporting the marijuana and hemp emerging markets.

Competition

We currently are the leaders in this platform of distributing information to the marijuana business  As of this filing nobody else is offering our information platform on the internet.  Other companies have been formed to exploit the    same emerging cannabis markets that we intend to exploit but they are not involved in providing information such as  we are. . Some of those companies have substantially greater capital resources than we do but at this time they are not entering our market.

Marketing and Sales

We will consider all avenues to market our strategic business unit and select what we believe will have the highest return on investment. We intend to focus on integrating overlapping marketing strategies among our strategic business unit, which we believe is crucial. Our primary marketing strategies utilizes today’s social media markets, along with traditional mail, phone and relationship building strategies. Our sales strategy is to communicate and demonstrate our abilities to improve.

Government Regulation

The Cole Memo

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in. We realize that there is a discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational marijuana, from federal law that prohibits any such activities. The Controlled Substances Act (“CSA”) makes it illegal under federal law to manufacture, distribute, or dispense marijuana. Many states impose and enforce similar prohibitions. Notwithstanding the federal ban, 21 states and the District of Columbia have legalized certain marijuana-related activity. These 21 states include: Alaska, Michigan, Oregon, Arizona, Hawaii, Montana, Rhode Island, California, Illinois, Nevada, Vermont, Colorado, Maine, New Hampshire, Washington, Connecticut, Maryland, New Jersey, Delaware, Massachusetts and New Mexico.

In light of these developments, U.S. Department of Justice Deputy Attorney General James M. Cole issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning marijuana enforcement under the CSA. The Cole Memo guidance applies to all of DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning marijuana in all states.

The Cole Memo reiterates Congress’s determination that marijuana is a dangerous drug and that the illegal distribution and sale of marijuana is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Cole Memo priorities”):

•	Preventing the distribution of marijuana to minors;

•	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;

•	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

•	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

•	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

•	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

•	Preventing marijuana possession or use on federal property.

Deputy Attorney General Cole is issuing supplemental guidance directing that prosecutors also consider these enforcement priorities with respect to federal money laundering, unlicensed money transmitter, and BSA offenses predicated on marijuana-related violations of the CSA.

FinCEN

The Financial Crimes Enforcement Network (“FinCEN”) provided guidance on February 14, 2014 about how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations. For purposes of the FinCEN guidelines, a “financial institution” includes any person doing business in one or more of the following capacities:

•	bank (except bank credit card systems);

•	broker or dealer in securities;

•	money services business;

•	telegraph company;

•	casino;

•	card club; and

•	a person subject to supervision by any state or federal bank supervisory authority.

In general, the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution. These factors may include its particular business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. Thorough customer due diligence is a critical aspect of making this assessment.

Weedweb is in involved in advertising, posting of jobs and driving traffic to their Web site weedweb.com. We are involved in very mainstream business practices unlike cultivators and dispensers in the industry who are regulated. We have had no problems opening checking accounts due to the nature of our business. Nevertheless, it could be necessary to resort to alternative arrangements, such as nominee accounts, if difficulties arose in maintaining our bank accounts. We have a very stringent due diligence program working directly with our corporate attorney to identify and prevent any illegal activities.

In assessing the risk of providing services to a marijuana-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

As part of its customer due diligence, a financial institution should consider whether a marijuana-related business implicates one of the Cole Memo priorities or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a marijuana-related business. Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a marijuana-related business would be required to file suspicious activity reports.

While we believe we do not qualify as a financial institution in the United States, we cannot be certain that we do not fall under the scope of the FinCEN guidelines. As such, as we engage in financing activities, we intend to adhere to the guidance of FinCEN in conducting and monitoring our financial transactions. Because this area of the law is uncertain but expected to evolve rapidly, we believe that following FinCEN’s guidelines will help us best operate in a prudent, reasonable and acceptable manner. There is no assurance, however, that our activities will not violate some aspect of the CSA. If we are found to violate the federal statute or any other in connection with our activities, our company could face serious criminal and civil sanctions. Moreover, since the use of marijuana is illegal under federal law, we may have difficulty acquiring or maintaining bank accounts and insurance and our shareholders may find it difficult to deposit their stock with brokerage firms.

Employees

We currently have approximately eight full-time employees and independent contractors. We have access to a large number of part time people on whom we can call as needed. As our research and development activities increase, we expect to hire additional personnel to meet our technology and administrative office needs.

Liquidity and Capital Reserves

A component of our operating plan impacting our expansion is the ability to obtain additional capital through additional equity and/or debt financing for purposes of future product development. Additionally, we anticipate obtaining additional financing to fund acquisitions through common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to pursue other avenues.

LEGAL PROCEEDINGS

The Company does not know of any material, existing or pending legal proceedings against it, nor is the Company involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which the Company’s directors, officers or any affiliates, or any registered or beneficial shareholder, are an adverse party or have a material interest adverse to its interest.

RISK FACTORS

Risks Relating to Our Business and Marketplace

Our continued success is dependent on additional states legalizing medical or recreational marijuana and additional counties in California passing legislation to allow dispensaries.

Continued development of the medical and recreational marijuana market is dependent upon continued legislative authorization of marijuana at the state level for medical or recreational purposes and, in certain states, including California, based on the specifics of the legislation passed in that state, on local governments authorizing a sufficient number of dispensaries.  Any number of factors could slow or halt the progress.  Further, progress, while encouraging, is not assured and the process normally encounters set-backs before achieving success.  While there may be ample public support for legislative proposal, key support must be created in the legislative committee or a bill may never advance to a vote.  Numerous factors impact the legislative process.  Any one of these factors could slow or halt the progress and adoption of marijuana for medical and recreational purposes, which would limit the market for our products and negatively affect our business, revenues and profitability.

Marijuana remains illegal under federal law.

Marijuana remains illegal under federal law. Even in those jurisdictions in which the use of medical marijuana has been legalized at the state level, its prescription is a violation of federal law. The United States Supreme Court has that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana trumps state laws that legalize its use for medicinal purposes. At present the states are standing tall against the federal government, maintaining existing laws and passing new ones in this area. This may be because the Cole Memo and the Obama administration has made a policy decision to allow states to implement these laws and not prosecute anyone operating in accordance with applicable state law. However, we face another presidential election cycle in 2016, and a new administration could introduce a less favorable policy. A change in the federal attitude towards enforcement could cripple the industry. Active enforcement of the current federal regulatory position on cannabis on a regional or national basis may adversely affect the market for our products and services or expose us to criminal prosecution.

The alternative medicine industry faces strong opposition.

It is believed by many that well-funded, significant businesses may have a strong economic opposition to the medical marijuana industry as currently formed.  We believe that the pharmaceutical industry clearly does not want to cede control of any compound that could become a strong selling drug.  For example, medical marijuana will likely adversely impact the existing market for Marinol, the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry should marijuana displace other drugs or simply encroach upon the pharmaceutical industry’s market share for compounds such as marijuana and its component parts.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our products and services, and thus on our business, operations and financial condition.

Our clients may have difficulty accessing the service of banks, which may make it difficult for them to purchase our products and services.

As discussed above, the use of marijuana is illegal under federal law. Therefore, there is a compelling argument that banks cannot accept for deposit funds from the drug trade and therefore cannot do business with our clients that traffic in marijuana, and clinic operators often have trouble finding a bank willing to accept their business. On February 14, 2014 FinCEN released guidance to banks “clarifying Bank Secrecy Act (“BSA”) expectations for financial institutions seeking to provide services to marijuana-related businesses.” In addition, U.S. Rep. Jared Polis (D-CO) has stated he will seek an amendment to banking regulations and laws in order to allow banks to transact business with state-authorized medical marijuana businesses. While these are positive developments in this regard, there can be no assurance this legislation will be successful, that even with the FinCEN guidance that banks will decide to do business with medical marijuana retailers, or that in the absence of actual legislation state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under federal law. The inability of potential clients in our target market to open accounts and otherwise use the service of banks may make it difficult for them to purchase our products and services.

At this stage of our business operations, we may never achieve our goals for profitability or generate any additional significant amount of revenues, thus potential investors have a high probability of losing their investment. If we are unable to continue as a going concern, you will lose your investment.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We will likely need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders. Ultimately, this may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We expect raising $2,000,000, together with cash generated from operations and our current cash, cash equivalents and short-term investments to meet our working capital and capital expenditure requirements for only the next one to three years. However, after that time we expect that we will need to raise additional funds to fund our anticipated development needs and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, marketing and development activities. We expect that we will need to raise additional funds sooner than that if we do not raise the amount of money we need.

If there is low consumer demand for our products, operating difficulties or other factors, many of which are beyond our control, which causes our revenues or cash flows from operations, if any, to decrease, we may be limited in our ability to spend the capital necessary to complete our development, marketing and growth programs. We will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis, each of which could have a material adverse affect on our results of operations and financial condition.

We depend on certain key employees, and believe the loss of any of them would have a material adverse effect on our business.

We depend on the continued services of our management team, including Matthew Killeen, President and Chief Executive Officer, and Mary Kathryn Tantum, Vice President. While we have no assurance that our current management will produce successful operations, the loss of such personnel could have an adverse effect on meeting our production and financial performance objectives. We have no assurance that we will not lose the services of these or other key personnel and may not be able to timely replace any personnel if we do lose their services.

We do not yet have a principal accounting officer.

None of our executive officers have an accounting background. As we grow, raise capital and exist as a public reporting company, we will need to retain a qualified principal accounting officer to oversee our financial reporting, which will increase our overhead expense. We cannot assure you that we will be able to retain such a person. If we are unable to retain a principal accounting officer, we will need to outsource oversight of our financial reporting, which will likely be more costly than hiring someone.

We have not implemented various voluntary corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted any of these other corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have only three directors. If we expand our board membership in future periods to include independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees are made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should consider our current lack of corporate governance measures in making their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. We are subject to the requirement of having our annual report contain management’s assessment of the effectiveness of the Company’s internal control over financial reporting. We are currently evaluating the effect that compliance with Section 404 will have on our consolidated operating results and financial condition, and the cash flow necessary to implement SOX 404, in order to allow our management to report on our internal controls.

We expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404. We are unable at this time to quantify the amount we will spend to develop the necessary documentation and testing required by SOX 404. If we do not have sufficient resources to fund the documentation and testing required by SOX 404, and to engage qualified staff or consultants to assist us with compliance issues as required in connection with our audits, we will not be able to fulfill our obligation publicly-reporting company and we may have difficulty attracting additional equity or debt financing, each of which could materially adversely affect our business.

We have adopted broad indemnification and liability limiting provisions for purposes of protecting our officers and directors.

We have adopted broad indemnification and liability limiting provisions regarding its officers and directors in our Articles of Incorporation and Bylaws. Stockholders will have only limited recourse against individual officers and directors as a result of these provisions.

We do not anticipate paying dividends to our stockholders in the near future, which may limit our ability to attract investments.

We do not anticipate paying dividends in the near term. We expect to retain income, if any, for working capital and investment needs. It is anticipated that any income received from operations will be devoted to future operations. The timing and payment of cash or other distributions, if any, will be left to the discretion of the Board of Directors.

Our articles of incorporation, bylaws and Nevada Law contain provisions that could discourage an acquisition or change of control.

Our articles of incorporation authorize our board of directors to issue common stock without stockholder approval. We have not authorized nor issued any shares of preferred stock. If our board of directors elects to issue shares of preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of the articles of incorporation and bylaws could also make it more difficult for a third party to acquire control of us. In addition, Nevada’s “Combination with Interested Stockholders’ Statute” and its “Control Share Acquisition Statute” may have the effect in the future of delaying or making it more difficult to effect a change in control.

These statutory anti-takeover measures may have certain negative consequences, including an effect on the ability of the stockholders of the Company or other individuals to (i) change the composition of the incumbent board of directors; (ii) benefit from certain transactions which are opposed by the incumbent board of directors; and (iii) make a tender offer or attempt to gain control of the Company, even if such attempt were beneficial to the Company and our stockholders. Since such measures may also discourage the accumulations of large blocks of our common stock by purchasers whose objective is to seek control of our company or have such common stock repurchased by us or other persons at a premium, these measures could also depress the market price of our common stock. Accordingly, our stockholders may be deprived of certain opportunities to realize the “control premium” associated with take-over attempts.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

We have a limited number of personnel that are required to perform various roles and duties. Furthermore, we have one individual, our CEO who is responsible for monitoring and ensuring compliance with our internal control procedures. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures, but neither is an accountant. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the shareholders.

Risks Related to Our Common Stock.

If the ownership of our common stock becomes highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Our executive officers, directors and their affiliates beneficially own or control approximately 67% percent of the outstanding shares of our common stock. Accordingly, these executive officers, directors and their affiliates, acting as a group, will have considerable influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. However, as a result of their positions, these stockholders may also delay or prevent a change of control, even if such a change of control would benefit other stockholders. The significant concentration of stock ownership, if it should occur, may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

There is no public market for our stock and there may never be such a market.

There is no public market for our stock, which means that even if an exemption from the Securities Act is available to an investor for the resale of our stock, there may be no one willing to buy it. Although we have a symbol and we are quoted on the OTCQB operated by OTC Markets Group, Inc., there is no active trading in our common stock. We cannot assure investors that a public market of our stock will ever materialize. Investors should be prepared to hold an investment in our stock indefinitely.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is, by definition, a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if a market develops for our stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.
Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following is an analysis of WeedWeb’s revenues and gross profit, details and analysis of components of expenses, and variances from April 22, 2014 to June 30, 2014.

For the period from April 22, 2014 (inception) To June 30, 2014

Revenue	$-
Consulting	1,824
General and Administrative	13,249

Net and comprehensive loss	$(15,073)

Operating expenses

For the period ended June 30, 2014, our total operating expenses were $15,073.  Most of our operating expenses were for general and administrative because we were in the early stages of running a tech startup with high employee cost, but very little outside expense. We feel that we can keep our employee cost at the current level because of slack in the work output.

Liquidity and Capital Resource

Working Capital

At
June 30,
2014

Current Assets	$21,976
Current Liabilities	59,483

Working Capital	$(37,507)

Cash Flows

For the period from April 22, 2014 (inception) To June 30, 2014

Net Cash Consumed by Operating Activities	$(19,784)
Net Cash Consumed by Investing Activities	-
Net Cash Provided by Financing Activities	-

Net Cash Provided (Consumed)	$19,784

Sources of Capital:

We expect to continue to obtain financing through private placements. We have current private placements of which we currently have working capital for at least 6 months with our current agreements. As the company undergoes a advertising campaign to drive traffic to the website, our burn rate will increase to a point where we would need to undergo another private placement, which we believe we will be able to do. We are happy that for our shareholders, the dilution caused by this private placement for funding the company for 9-12 months was less than 2.5% of our outstanding shares.

Since inception, the Company has incurred net operating losses and used cash in operations. As of June 30, 2014, the Company had an accumulated deficit of $15,073, and cash provided by operations of $19,784 from inception. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

Liabilities

We had total current liabilities of $59,483, of which $58,483 was of loans from our founder and Director as they began the company from their own bank account. These loans will now end as the company has obtained its business bank account and significant working capital has been raised through private placement.

 Plan of Operations: We are currently in the process of hiring on commission based sales people to begin the process of revenue generation on advertising, sponsorship, and branding campaigns. We believe the website is at the point now where we can also begin the marketing campaign to drive traffic and awareness to www.Weedweb.com. The higher the traffic and exposure to the website, the easier the sales process will be for our salespeople. We are currently also actively engaged in the process of sourcing more sales people, as well as doing sales in house with our current team. The prior 3 months, we were engaged in mainly development of the site to get it to the point of revenue generation.  While the site is now at the beginning of revenue generation, the development of the site will not halt, as we will be adding new features and updates daily. Further content creation is something we are actively looking at attaining to increase the time spent on the site per each unique visitor.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Business Plan

WeedWeb, Inc. provides professional web and mobile software to the legal cannabis industry. The company’s flagship application, WeedWeb.com, is the largest online professional network for the legal cannabis industry.  The “LinkedIn for legal weed industry,” WeedWeb’s platform helps legal marijuana business owners connect to ancillary professional service providers and vendors they need to grow and expand their businesses.

With over 1,500 (and growing by hundreds every week) unique company profiles, WeedWeb’s vast directory covers businesses in more than 20 different industry verticals—from accountants, law firms, marketing and IT consultants, to cultivation, processing, packaging, and retail display supply companies.  The WeedWeb professional network provides an online platform for existing businesses to connect with and market their products and services the growing legal marijuana industry.

In addition to adding their business profiles to the site, WeedWeb members can publish their own content and integrate and share their social media feeds as well as add their own products, deals & promotions to the site.  Companies can also post job openings to WeedWeb’s marijuana industry job board, which aggregates marijuana industry job listings from all over the web to a single hub for recruiters & job-seekers.

WeedWeb has a diversified revenue model, which includes advertising, sponsored content licensing and distribution, as well as affiliate product sales.  WeedWeb will license and publish expert industry content on behalf of and in partnership with these companies, and access to these cannabis industry guides will be offered via a members-only knowledgebase on WeedWeb.com.

DIRECTORS AND EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following persons became our executive officers and directors on June 30, 2014, upon the effectiveness of the Exchange, and hold the positions set forth opposite their respective names:

Name	Age	Position
Matthew Killeen		Chief Executive Officer, President and Director
Mary Tantum		Vice President

Matthew E. Killeen, With over 10 years of financial industry & analyst experience, Matthew Killeen holds a passion for business, commerce, and economics. After receiving his Bachelor’s of Science in Business Administration from Louisiana State University in Shreveport, LA, Matthew began his career working as an operations manager for General Motors in 2007.  During his tenure at General Motors, Matthew managed a team of 25 employees, honing his managerial skills in the corporate environment. In addition to his extensive work experience, Matthew has also been actively involved in politics, at both the state and national level. In early 2008, Matthew was asked to serve on John McCain’s 2008 National Finance Committee at his national headquarters in Arlington, VA.  Combining both his existing business acumen & his ambition to obtain further corporate leadership roles, in 2010, Mr. Killeen received an MBA from Florida International University in Miami, Florida.

Equity Research Analyst/Investor

September 2004 to Present. 335 S Biscayne Blvd, Miami, FL, 33131.

•	Author of research stocks/commodities reports and “Weekly Market summaries” of US financial markets. Reports are available on request.
•	Earned a year over year average return of 41%.
•	Developed proprietary technical systems to help fellow equity/option investors.

Finance Intern

September 2008 to November 2008. National Headquarters’ – McCain/Palin Presidential Campaign. 1235 S. Clark St. Arlington, VA 22215.

•	As a full time volunteer, held positions of increasing responsibility in General Campaign and National Finance Committee.
•	Selected as team leader to supervise telephone/mail donations and distribution of direct mail solicitations to targeted donors.

Mary-Kathryn Tantum, Mary-Kathryn (MK) Tantum is the CTO at Weed Web. She is a respected technology and software development guru who has contributed to some of modern society’s most popular technology solutions. Hailed a “creative genius” by her peers, MK is the creator and founder of Weed Web. MK’s career history which includes the launch and marketing of a globally-recognized, web-based medical information forum and site, makes her a perfect fit for this role.

Ms. Tantum has held executive marketing positions with several global software and consumer healthcare companies. During her tenure as Digital Marketing Director for Nature's Products, a nutritional supplement manufacturer, she led the development of the company's e-commerce business as well as all of the online marketing activities supporting the company's portfolio of consumer products. At SpectorSoft, a Fortune 500 consumer and enterprise security software company, she was the Digital Marketing and Consumer Acquisitions Director, where she oversaw all online marketing and promotional activity for the company's consumer product division.

MK earned her Bachelors’ degrees in Business Management and Marketing at Tulane University and holds an additional Bachelor’s degree in Economics from the University of Richmond. As CTO, MK is ready to position WeedWeb, Inc. for aggressive growth in the online currency and medical marijuana technology sectors, and to help the company scale its current mobile and web product platforms globally.

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SpectorSoft  West Palm Beach, FL, April 2012 – April 2013
SpectorSoft is a leading software provider, specializing in Internet security solutions for parents and employee monitoring software products for businesses

Director, Consumer Acquisition Marketing
• Singlehandedly managed strategy, budget, KPI’s and all day-to-day search (PPC and SEO), email, and social media marketing campaign activities for global consumer software brand
• Led new consumer affiliate marketing program implementation. Oversaw affiliate partner recruitment and managed individual affiliate program growth and development towards customer acquisition and new customer revenue goals
* New affiliate program with Commission Junction resulted in an incremental $100K during Q3-Q4 2012
•  Demonstrated bottom line ROI impact and efficiency of all digital marketing campaigns during quarterly meetings with executive management team
o  Achieved a 40% reduction in customer acquisition cost within 3 months by eliminating wasteful PPC spend and simultaneously increasing revenue from organic search traffic (SEO)
•  Oversaw analytics tracking and implementation across the company’s multiple websites and marketing cam paign vendors (Google Analytics, Eloqua, Google AdWords, and inte rnal order database).
•  Set strategic web performance goals and metrics to track. Created weekly analytics reports for intern al stakeholders
•  Developed and built a Business Intelligence dashboard for executive team. Connected a live data feed from various databases to a single Geckoboard web dashboard to display real-time performance statistics and historical revenue data

TLO, Boca Raton, FL. January 2012 – April 2012
(Full-time Contract)
TLO is a suite of B2B software tools used by enterprise clients to perform due diligence, risk assessment, identity authentication, fraud prevention and detection, legislative compliance, and to assist in debt recovery.

SVP, Digital Design Director (Contract)
•  Contracted to help new software start-up company attract and acquire investment from venture capital firms and to grow revenue from new customer acquisition
•  Developed and presented the company’s comprehensive marketing and user acquisition plan. Developed marketing strategy and 12-month tactical roadmap to drive new customer awareness & B2B enterprise client acquisition.
*  Identified goals, budgets, and key performance indicators for new digital marketing initiatives;
•  Independently managed budgets and led in-house execution of all digital marketing activities, including: PPC, SEO, email marketing, display and direct media campaigns, website redesign, and the company’s content strategy
•  Prepared extensive competitive and market analyses to identify: market size, recommended competitive positioning, target audience segmentation and key TLO product differeniiators
•  Presented research & recommendations to prospective investment firms during 2 rounds of fundraising with VC’s

Nature’s Products. Sunrise, FL, January 2011 – January 2012
Nature's Products, Inc. is a global manufacturer of nutritional supplements and consumer healthcare products.

Director of E-Commerce & Digital Marketing
•  Led the design, development, and implementation of digital marketing programs for four global consumer healthcare/nutritional supplement brands including: Iceland Health, Blessed Herbs, Rainbow Light, and Champion Nutrition.
*  Directly responsible for digital marketing campaigns resulting in an incremental $3 M revenue to the organization in one year.
•  Championed the development and launch of the company’s new e-commerce business
*  The new e-commerce channel contributed an incremental $2M of revenue within the first 6 months, and was projected to contribute over $4M in incremental revenue annually
*  Created functional specs, requirements, wireframes and back-end database integration schema for the company’s entire e-commerce store project
•  Responsible for budget, goals & associated KPI’s for: paid search (PPC), SEO, display advertising, social media, email, and affiliate marketing initiatives. Demonstrated bottom line ROI impact and efficiency of all digital marketing campaigns during quarterly meetings with executive management team.
*  Oversaw 4 complete website overhaul projects for each of the nutritional supplement brand websites, including: initial creative direction, user testing & website launch, post-launch site analytics & reporting and shopping cart/conversion rate optimization
•  Initiated new, comprehensive customer relationship marketing (CRM) program that included: trigger-based email marketing, a customer rewards system, and an incentive-based customer referral program.
*  The program increased customer retention by 11% and achieved an 8:1 ROI in just 5 months.
•  Managed $1.5M online media budget. Planned and implemented digital media campaigns to support offline DTC marketing initiatives including direct mail & TV

Heartbeat Digital. New York City, NY, July 2007 – January 2011
Award-winning interactive advertising and web design agency that specializes in Fortune 500 pharmaceutical and healthcare clients.

Manager, Digital Strategy (January 2009 – December 2010)
Senior Interactive Project Manager (August 2008 – January 2009)
Interactive Project Manager (July 2007 – August 2008)
•  Led digital marketing strategy & planning for agency’s roster of clients, including: The Mayo Clinic, sanofientis, BD Medical, GlaxoSmithKline, Amgen, Genentech, Con Edison, and the Memorial Sloan Kettering Cancer Center
•  Responsible for agency’s new business development strategy– identified opportunities, oversaw creative concept development, and led agency pitch presentations to prospective clients.
*  Contributed to over $3M in secured new client business in 2010.

•  Delivered keynote speeches/presentations and authored several white papers about the latest digital trends in the healthcare industry
*  Guest speaker at FDA forum on “Social Media & Pharmaceutical Brands”
*  Author of white paper entitled“Pharmaceutical Companies, Meet Web 2.0: A Strategic Approach to User-Generated Content Online”
• Independently led large-scale market research initiatives with consumer & physician audiences. Developed market research plans, conducted primary research, analyzed research data, and presented final marketing strategy and
Segmentation recommendations for clients.
•  Built complex economic model to demonstrate potential business impact (ROI) for new marketing recommendations.  Presented economic impact scenarios to executive marketing team; Leveraged data to drive strategy, budget, and channel  allocation decisions
*  Based on recommendations, Amgen was able to uncoveran incremental $2M in untapped revenue

EDUCATION
University of Richmond,, Richmond, VA
Cum laude

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Matthew Killeen, at the address appearing on the first page of this Current Report.

Code of Ethics

As of the date of this Current Report, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2014 and December 31, 2013 in all capacities for our executives.

Name and Principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Matthew Killeen President	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-

	2012	-	-	-	-	-	-	-	-

Mary Tantum	2014	$40,000*	-	-	-	-	-	-	$40,000
Vice President	2013	-	-	-	-	-	-	-	-

	2012	-	-	-	-	-	-	-	-

Young Ju Yi Former President and CEO	2014	-	-	-	-	-	-	-	-

	2013	-	-	-	-	-	-	-	-

	2012	-	-	-	-	-	-	-	-

Woo Jong Yoo	2014	-	-	-	-	-	-	-	-

	2013	-	-	-	-	-	-	-	-

	2012	-	-	-	-	-	-	-	-

*Mary Tantum salary commenced May 1, 2014

Compensation of Directors

We paid our Vice President Mary Tantum a monthly salary of $5,000.00 commencing May 1, 2014.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which exceed the thresholds set forth in Item 404(a) and 404(d)(1) of Regulation S-K, in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

On June 30, 2014, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Agreement”) with our former sole officer and director, Young Ju Yi. Pursuant to the Agreement, we transferred all assets related to our mineral exploration business, including our mining claims, to Mr.  Yi.

Between April 22, 2014 (Inception) to June 30, 2014, a related party paid operating expense for the Company for a total amount of $39,849, and the related party also paid for the intangible asset for the Company in the amount of $18,634.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 30, 2014 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within sixty (60) days of June 30, 2014. Unless otherwise identified, the address of our directors and officers is c/o WeedWeb Inc, 9891 Irvine Center Drive Suite 200 Irvine, California 92618.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (1)
5% Shareholders

Craigstone Ltd	5,000,000	_4%

Level Up Investments, LLC	25,000,000	20%

Directors and Executive Officers

Matthew Killeen President	5,000,000	4%

Mary Tantum Vice President	40,000,000	32%

All directors and officers as a group (3 people)

(1)
Based on 110,000,000 shares of Common Stock issued and outstanding as of July 18, 2014. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 150,000,000 shares of common stock, with a par value of $0.001 per share. Prior to the Exchange, there were 110,000,000 shares of common stock issued and outstanding. In connection with the Exchange, the Company issued (i) 110,000,000 shares of common stock in exchange for the issued and outstanding shares of common stock of WeedWeb .

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company’s common stock is currently quoted on the OTCQB operated by OTC Markets Group, Inc. under the symbol KORX. There is no trading activity in the Company’s stock.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Stock Transfer Agent

Effective August 28th, 2014, the Company’s new stock transfer agent is Quicksilver Stock Transfer, LLC, 6623 Las Vegas Boulevard South, Suite 255, Las Vegas, Nevada, 89119.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares were issued pursuant to the exemption from registration found in Regulation D, promulgated under the Securities Act of 1933, as amended.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the closing of the Exchange on June 30, 2014, Young Ju YI resigned as Chief Executive Officer of the Company and as a member of the board of directors, and simultaneously Matthew Killeen was appointed as President, Chief Executive Officer and a member of the Board of Director Mary Tantum was appointed as Vice President.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Audited Financial Statements of WeedWeb  – to be filed within 71 days of this Current Report.

(d) Exhibits

Exhibit 10.01 – Agreement for Purchase of Common Stock between M.K. Tantum and the Company dated June 19, 2014.

Exhibit 10.02 – Agreement for Purchase of Common Stock between Young Ju Yi and M.K. Tantum and Level Up Investments, LLC dated June 18, 2014.

Exhibit 10.03 – Funding Agreement between the Company and Craigstone, Ltd.  dated September 1, 2014.

To the Board of Directors of
Weedweb, Inc.
Miami, Florida

We have audited the accompanying balance sheet of Weedweb, Inc. (the “Company”) as of June 30, 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from April 22, 2014 (inception) through June 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weedweb, Inc. as of June 30, 2014, and the results of its operations and its cash flows for the period from April 22, 2014 (inception) through June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Weedweb, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and negative cash flows which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 5, 2014

WEEDWEB, INC.
BALANCE SHEETS

June 30,
2014

ASSETS

CURRENT ASSETS
Cash	$19,784
Prepaid expenses	2,192

TOTAL CURRENT ASSETS	21,976

OTHER ASSETS
Deposits	3,900
Property, Plant and Equipment	4,426
Intangible Assets	14,208

TOTAL OTHER ASSETS	22,534

TOTAL ASSETS	$44,510

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	$1,000
Due to related party	58,483

TOTAL CURRENT LIABILITIES	59,483

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT

Common stock, $0.00001 par value, 10,000,000 shares authorized, 10,000,000 shares issued and outstanding	100
Additional paid in capital	-
Accumulated deficit	(15,073)
TOTAL STOCKHOLDERS' DEFICIT	(14,973)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$44,510

See accompanying notes to consolidated financial statements.

WEEDWEB, INC.
STATEMENT OF OPERATION

For the Period From
April 22, 2014
(Inception) to
June 30, 2014

Revenue

OPERATING EXPENSES
Consulting	1,824
General and administrative	13,249
Total Operating Expenses	15,073

NET LOSS FROM OPERATIONS	(15,073)

Net loss before provision for income taxes	(15,073)

Provision for Income Taxes	-

NET LOSS	$(15,073)

Net loss per share - basic and diluted	(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	10,000,000

See accompanying notes to consolidated financial statements.

WEEDWEB, INC.
STATEMENT OF CASH FLOW

For the Period From
April 22, 2014
(Inception) to
June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,073)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	100
Changes in operating assets and liabilities:
Increase in prepaid expenses	(2,192)
Increase in deposits	(3,900)
Increase in accounts payable - related party	39,849
Increase in accounts payable	1,000
Net Cash provided by Operating Activities	19,784

NET INCREASE / (DECREASE) IN CASH	19,784

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,784

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-
Non cash transactions
Fixed Assets purchased by related party	$18,634

See accompanying notes to consolidated financial statements.

WEEDWEB, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Par Value	Capital	Deficit	Deficit

Balance April 22, 2014 (Inception)	-	$-	$-	$-	$-

Issuance of stock - founders	10,000,000	100	-	-	100

Net Loss	-	-	-	(15,073)	(15,073)

Balance, June 30, 2014	10,000,000	$100	$-	$(15,073)	$(14,973)

See accompanying notes to consolidated financial statements.

WEEDWEB, INC
 (A DEVELOPMENT STAGE ENTERPRISE)
 NOTES TO FINANCIAL STATEMENTS
 AS OF JUNE 30, 2014

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

Organization

Weedweb, Inc. (“The Company”) was originally organized in the State of Delaware on April 22, 2014 and is a development stage company that owns and operates a website network dedicated for the professional cannabis industry.

Going Concern

Since inception, the Company has incurred net operating losses and used cash in operations. As of June 30, 2014, the Company had an accumulated deficit of $15,073, and cash provided by operations of $19,784 from inception. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents.

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of website costs, valuation of deferred tax asset, stock based compensation and any beneficial conversion features on convertible debt.

Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

Property and Equipment and Website Costs

Computer Equipment and Website Costs are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized.

The Company has adopted the provisions of ASC 350-50-15, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

Depreciation/
Amortization
Asset Category	Period
Furniture and Fixture	5 Years
Computer equipment	3 Years

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company’s income tax expense differs from the “expected” tax expense for federal income tax purpose by applying the Federal & State blended rate of 37.63% as follows:

June 30, 2014

Expected income tax (benefit) expense at the statutory rate of 37.63%	$(5,672)
Tax effect of expenses that are not deductible for income tax purposes
Change in valuation allowance	5,672

Provision for income taxes	$—

The components of deferred income taxes are as follows:
June 30, 2014

Deferred income tax asset:	$5,672
Net operating loss carryforwards
Valuation allowance	(5,672)
Deferred income taxes	$—

As of June 30, 2014, the Company has a net operating loss carry forward of approximately $5,672 available to offset future taxable income through 2034.  This results in deferred tax assets of approximately $5,672 as of June 30, 2014.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes sales of deals and texts when revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees in accordance with Topic 13, which requires the fees to be deferred and amortized over the term of the agreements. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded during the month the membership is earned.

Loss Per Share

The basic loss per share is calculated by dividing the Company's net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As of June 30, 2014 has company has no dilutive securities.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements.

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The Company elected early adoption of ASU 2014-10. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company. The company elected early adoption of ASU 2014-10.

No other accounting pronouncements issued by FASB (including the Emerging Issues Task Force), the AICPA and the SEC, did not or are not believed by the Company management, to have a material impact on the Company’s present or future financial statements

NOTE 4 – STOCKHOLDERS EQUITY

The Company is authorized to issue up to 10,000,000 shares of common stock, par value $0.00001.

In April 2014, the Company issued 10,000,000 shares to founders for services. The shares were valued at the fair value on the date of grant of $100 ($.00001 per share).

NOTE 5 – RELATED PARTIES

Between April 22, 2014 (Inception) to June 30, 2014, a related party paid operating expense for the Company for a total amount of $39,849, and the related party also paid for the intangible asset  and computers for the Company in the amount of $18,634.

NOTE 6 – SUBSEQUENT EVENTS

During the period from June 30, 2014 through the date of this report, the Company entered into a reverse merger with Kore Resources, Inc.

KORE RESOURCES, INC.
PRO-FORMA CONSOLIDATING BALANCE SHEETS
June 30, 2014

ASSETS

	Kore Resources, Inc.	WeedWed, Inc.		Pro-Forma Adjustments	Pro-Forma Balance
Current assets:
Cash	$235	$19,784		$-	$20,019
Prepaid expenses	-	2,192		-	2,192

Total current assets	235	21,976		-	22,211

Other assets:
Security deposits	-	3,900		-	3,900
Property plant and equipment	-	4,426		-	4,426
Intangible Assets	-	14,208		-	14,208
	-	22,534		-	22,534

	$235	$44,510		$-	$44,745

Current liabilities:
Accounts payable	$-	$1,000		$-	$1,000
Loans from Director	1,560	58,483		-	60,043

Total current liabilities	1,560	59,483		-	61,043

Stockholders’ deficiency:
Common stock	56,000	100	(1)	(100)	56,000
Additional paid-in capital	-	-	(1)	100	(57,225)
			(2)	(57,325)
Accumulated deficit	(57,325)	(15,073)	(2)	57,325	(15,073)

Total stockholders’ deficiency	(1,325)	(14,973)		-	(16,298)

	$235	$44,510		$-	$44,745

KORE RESOURCES, INC.
PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014

	Kore Resources, Inc.	WeedWed, Inc. (1)	Pro-Forma Adjustments	Pro-Forma Amount
Operating expenses:
Consulting expense	-	1,824		1,824
Provision for impairment	17,000	-		17,000
General and administrative	1,590	13,249		14,839
Total operating expenses	18,590	15,073	-	33,663

(Loss) income from operations	(18,590)	(15,073)	-	(33,663)

(Loss) income before provision for income taxes	(18,590)	(15,073)	-	(33,663)

Provision for income taxes	-	-	-	-

Net loss	$(18,590)	$(15,073)	$-	$(33,663)

Weighted shares outstanding				115,000,000
Net Loss per share				$(0.00)

(1) Includes operations of WeedWeb, Inc. from April 22, 2014 (Inception) to June 30, 2014

FOOTNOTES TO PROFORMA FINANCIAL STATEMENTS

1.	Basis of Presentation

The pro forma condensed consolidated balance sheets as of June 30, 2014, and the pro forma condensed consolidated statements of operations for the six months ended June 30, 2014 were derived from and should be read in conjunction with the Quarterly Report on Form 10-Q of Kore for the quarter ended June 30, 2014, filed on August 13, 2014.

The unaudited pro forma condensed consolidated balance sheet reflects results as though the Asset Sale closed on June 30, 2014.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

On June 30, 2014 (the “Closing Date”) WeedWeb, Inc.  (“WeedWeb” or the “Company”) completed its agreement and plan of merger (the “Merger Agreement”) to acquire Kore Resources, Inc., a Nevada Corporation  (“Kore”). Pursuant to the terms of the Merger Agreement, Mathew E. Killen was appointed as President and Chief Executive Officer of our company. On June 30, 2014, Young Ju Yi resigned as President, Chief Executive Officer, Chief Financial Officer and Director of our company. Also, on June 30, 2014, Woo Jong Yoo resigned as Treasurer, Secretary and Director. On June 30, 2014 Mary Kathryn Tantum was appointed by the Board of Directors to the office of Vice President, Treasurer, and Director. Mr. Killeen and Ms. Tantum are now our sole directors and officers. The Company completed the acquisition of WeedWeb pursuant to the Exchange Agreement, under the terms of which, the shareholders of WeedWeb received 15,000,000 shares of the Company’s common stock was issued in exchange for 100% of the outstanding capital stock of WeedWeb. In addition, Ms. Tantum acquired an additional 30,000,000 shares of common stock in a private transaction from the form shareholders of Kore for $15,000.

The following are the Proforma adjusting entries:

(1)
Common Stock	100
Additional paid in capital		100
To record the share exchange of 10,000,000 shares of WeedWeb, Inc for 15,000,000 shares of Kore Resources, Inc

(2)
Additional paid in capital	57,325
Accumulated deficit		57,325
To record recapitalization for reverse merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kore Resources Inc.

By: /s/Matthew Killeen
Matthew Killeen
President

Date: November 14, 2014